UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2009
BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	001-32980	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400,
Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 29, 2009, BMP Sunstone Company (the “Company”) received a letter from the staff of The Nasdaq Stock Market LLC (the “Nasdaq Staff”) indicating that the Company had violated the shareholder approval rules under Listing Rule 5635(d)(2) (the “Rule”) in connection with (i) the Company’s sale of 574,687 units, each consisting of two shares of the Company’s common stock and a one warrant, on February 13, 2009; (ii) the Company’s sale of $7,000,000 12.5% subordinated convertible notes (the “Subordinated Notes”) on March 13, 2009; and, the Company’s sale of $6,350,000 12.5% secured convertible notes on March 16, 2009, (collectively, the “Offerings”).
     Subsequent to the Offerings and as disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on April 16, 2009, the Company amended the Subordinated Notes and the corresponding indenture to clarify the 19.99% requirement for the conversion price set forth therein.
     As a result the Nasdaq Staff determined that the Company has regained compliance with the Rule and that upon issuance of a press release, which was issued on May 1, 2009 and is incorporated into this Item 3.01 by reference, this matter is now closed.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 Press Release, dated May 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION

Date: May 1, 2009	By:	/s/ Fred M. Powell
	Name:	Fred M. Powell
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated May 1, 2009